Exhibit 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7015
ir@eloyalty.com

eLoyalty Reports Strong Results for Third Quarter 2004
Company posts significant year-over-year revenue gain, increases Managed Services revenue by 65% on a sequential basis, adds 20 new customers and closes Interelate acquisition

Lake Forest, IL, November 8, 2004 – eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today posted third quarter financial results for the period ended September 25, 2004.

For the third quarter 2004, eLoyalty reported total revenue of $19.9 million, an increase of 48% over the comparable period last year. In addition, the company announced a net loss of $2.1 million, which is favorable by $3.4 million when compared to the third quarter of 2003. The net loss available to common shareholders was $0.41 a share, which is an improvement of $0.61 a share compared to the third quarter of 2003. As described in detail below, eLoyalty realized non-GAAP “Adjusted Earnings” measure income of $1.0 million for the third quarter of 2004.

On July 16, 2004, eLoyalty acquired substantially all of the net assets and business of Interelate, Inc. for approximately $5.6 million in cash (inclusive of expenses). The business provides hosted customer analytics solutions that enable clients to acquire, retain and grow customers. The acquired business, employees, customers and net assets have been integrated into eLoyalty as the Marketing Managed Services unit.

eLoyalty’s third quarter 2004 highlights include:

Revenue and Clients

Total revenue and Services revenue (revenue from Consulting services and Managed services, before Software and Reimbursed expenses) in the third quarter of 2004 increased by 48% and 38%, respectively, compared to the third quarter of 2003. Third quarter 2004 Services revenue increased by 6% over the second quarter 2004, driven by a strong sequential increase in Managed services revenue. The Interelate acquisition accounted for approximately $1.6 million of Managed services revenue in the third quarter of 2004. The following is a summary of revenue by major component:

	Three Months Ended		Nine Months Ended
(000’s)	09/25/2004	09/27/2003	09/25/2004	09/27/2003
Revenue:
Consulting services	$12,975	$10,514	$37,220	$37,791
Managed services	4,318	2,061	9,630	5,797

Services revenue	17,293	12,575	46,850	43,588
Software	1,534	84	2,380	1,144
Reimbursed expenses	1,115	799	3,312	2,861

Total revenue	$19,942	$13,458	$52,542	$47,593

Other third quarter 2004 revenue and client highlights include:

•	Growing Services revenue for the fourth straight quarter on a sequential basis,

•	Increasing the percentage of our Services revenue derived from Managed services to 25%,

•	Adding 20 new customers (11 through acquisition), bringing eLoyalty’s total customer count to 75 in the third quarter,

•	Maintaining strong utilization of 74% in the third quarter and year-to-date,

•	Increasing the number of billable consultants and other delivery personnel by 49 (24 through acquisition) in the third quarter to meet growing client requirements, and

•	Driving significant software revenue, primarily related to the resale of third-party products that support our Internet Protocol Contact Center (IPCC) service line.

Service Lines and Strategic Initiatives

     Internet Protocol Contact Center (IPCC) and Contact Center Managed Services (CCMS) third quarter 2004 highlights are as follows:

•	Signing three new CCMS engagements and expanding our relationships at five other existing CCMS customers, and

•	Being selected for one new IPCC implementation engagement during the third quarter.

     Behavioral Analytics third quarter 2004 highlights are as follows:

•	Being selected for one new project in the third quarter, and

•	Actively pursuing conversion of our three initial pilot clients into multi-year agreements for full implementation rollouts (one of which was signed early in the fourth quarter).

Expenses and Balance Sheet

The company continues to manage discretionary spending in all areas. Depreciation and amortization increased in the third quarter as a result of the acquisition of the assets and business of Interelate Inc. Going forward, the company expects to tightly manage capital expenditures, leading to decreasing levels of depreciation and amortization beyond the fourth quarter of 2004. Other expense and balance sheet highlights include:

•	Accruing $0.4 million for non-VP employee bonuses in the third quarter of 2004,

•	Continuing to restructure the organization to streamline our business, including the elimination of two senior executive positions which will be effective in fourth quarter of 2004 and early first quarter of 2005,

•	Maintaining a strong balance sheet, which includes total cash balances of approximately $26.0 million, compared to $34.1 million at the end of the second quarter.

•	Primary uses of cash in the third quarter of 2004 include the Interelate acquisition ($5.6 million), working capital (primarily accounts receivable) of $1.7 million and the Series B stock dividend ($0.8 million).

Adjusted Earnings Measure1

On a non-GAAP basis, for the third quarter 2004 eLoyalty realized “Adjusted Earnings” measure income of $1.0 million, which is a $0.4 million decrease compared to the second quarter of 2004, and a $3.9 million improvement compared to the third quarter of 2003. The 2004 improvements are primarily driven by higher gross profit margins, principally driven by higher utilization of billable personnel, the Interelate acquisition, an improved leverage model, as well as lower selling, general and administrative expense. The following table presents the calculation of the Adjusted Earnings measure for the periods presented below, including a reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

Definition and Calculation of Adjusted Earnings Measure

	Three Months Ended		Nine Months Ended
(000’s)	09/25/2004	09/27/2003	09/25/2004	09/27/2003
GAAP – Operating Loss	$(2,121)	$(5,517)	$(4,953)	$(13,522)
Add back (reduce) the effect of:
Noncash compensation	732	766	1,995	2,265
Severance and related costs	809	346	616	1,457
Depreciation and amortization expense	1,543	1,445	3,804	4,138

Adjusted Earnings Measure – Income (Loss)	$963	$(2,960)	$1,462	$(5,662)

Current Business Outlook

The company is increasingly optimistic that the work it has done to transform its business model will continue to lead to gradually improved business results. The company’s planning assumptions for the fourth quarter include:

•	Increasing demand for the company’s principal service lines, such as IPCC, Behavioral Analytics and Contact Center Optimization related engagements,

•	Increasing Managed services revenue within the IPCC and Marketing Solutions service lines,

•	Continuing pricing and gross margin pressure, principally for consulting services,

•	Operating at higher than historical utilization rates, offset somewhat by the effect of holidays in the fourth quarter, and

•	Continuing tight control of all discretionary expenditures.

1 eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company’s performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Given these factors, eLoyalty’s presently anticipated outlook for the fourth quarter of 2004 is as follows:

•	Achieving Services revenue (revenue from Consulting services and Managed services, before Software and Reimbursed expenses) in the range of $16.5 million to $18.0 million, and

•	Adding 6 to 10 new clients.

Conference Call Information

eLoyalty management will host a conference call at 8:30 a.m. eastern time on Tuesday, November 9, 2004. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until November 16, 2004 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.

About eLoyalty

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; eLoyalty’s ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September		September
	2004	2003	2004	2003
Revenue	$19,942	$13,458	$52,542	$47,593
Operating Expenses:
Cost of services	14,698	11,342	38,706	36,631
Selling, general and administrative expenses	5,013	5,842	14,369	18,889
Severance and related costs	809	346	616	1,457
Depreciation and amortization expense	1,543	1,445	3,804	4,138

Total operating expenses	22,063	18,975	57,495	61,115

Operating loss	(2,121)	(5,517)	(4,953)	(13,522)
Interest income (expense) and other, net	53	53	152	211

Loss before income taxes	(2,068)	(5,464)	(4,801)	(13,311)
Income tax provision	—	—	—	85

Net loss	(2,068)	(5,464)	(4,801)	(13,396)
Dividends related to Series B preferred stock	(387)	(382)	(1,128)	(1,153)

Net loss available to common stockholders	$(2,455)	$(5,846)	$(5,929)	$(14,549)

Basic net loss per common share	$(0.41)	$(1.02)	$(0.99)	$(2.58)

Diluted net loss per common share	$(0.41)	$(1.02)	$(0.99)	$(2.58)

Shares used to calculate basic net loss per share	6,058	5,759	5,992	5,633

Shares used to calculate diluted net loss per share	6,058	5,759	5,992	5,633

Noncash compensation included in individual line items above:
Cost of services	$303	$221	$759	$631
Selling, general and administrative expenses	429	545	1,236	1,634
Severance and related costs	176	—	176	—

Total noncash compensation	$908	$766	$2,171	$2,265

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	September 25,	December 27,
	2004	2003
ASSETS:
Current Assets:
Cash and cash equivalents	$25,218	$36,953
Restricted cash	803	899
Receivables (net of allowances of $389 and $1,493)	13,605	7,631
Prepaid expenses	3,319	1,430
Other current assets	858	402

Total current assets	43,803	47,315
Equipment and leasehold improvements, net	8,260	9,388
Goodwill	2,647	1,671
Intangibles, net	1,881	262
Long-term receivables and other	2,011	1,169

Total assets	$58,602	$59,805

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$2,295	$2,852
Accrued compensation and related costs	5,471	4,580
Unearned revenue	4,313	1,226
Other current liabilities	4,474	4,788

Total current liabilities	16,553	13,446
Long-term unearned revenue	718	—
Other long-term liabilities	758	1,144

Total liabilities	18,029	14,590

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,151,519 and 4,156,221 shares issued and outstanding with a liquidation preference of $21,543 and $21,922 at September 25, 2004 and December 27, 2003, respectively	21,173	21,197
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 7,332,080 and 6,919,599 shares issued and outstanding, respectively	73	69
Additional paid-in capital	150,684	149,140
Accumulated deficit	(119,966)	(115,165)
Accumulated other comprehensive loss	(3,907)	(3,832)
Unearned compensation	(7,484)	(6,194)

Total stockholders’ equity	19,400	24,018

Total liabilities and stockholders’ equity	$58,602	$59,805

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the Nine Months
	Ended September
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(4,801)	$(13,396)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and noncash compensation	5,975	6,403
Changes in assets and liabilities, net of effect of acquisition:
Receivables	(4,931)	3,132
Prepaids and other current assets	(2,107)	(819)
Accounts payable	(620)	57
Accrued compensation and related costs	47	(1,518)
Unearned revenue	3,564	783
Other liabilities	(636)	(2,882)
Long-term receivables and other	(859)	17

Net cash used in operating activities	(4,368)	(8,223)

Cash Flows from Investing Activities:
Interelate acquisition	(5,584)	—
Capital expenditures and other	(337)	(1,174)

Net cash used in investing activities	(5,921)	(1,174)

Cash Flows from Financing Activities:
Proceeds from revolving credit agreement	—	25,800
Repayments on revolving credit agreement	—	(25,800)
Proceeds from exercise of stock options	1	—
Decrease (increase) in restricted cash	96	(92)
Payment of Series B dividends	(1,483)	(1,543)

Net cash used in financing activities	(1,386)	(1,635)

Effect of exchange rate changes on cash and cash equivalents	(60)	117

Decrease in cash and cash equivalents	(11,735)	(10,915)
Cash and cash equivalents, beginning of period	36,953	48,879

Cash and cash equivalents, end of period	$25,218	$37,964

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$(75)
Cash (paid) refunded for income taxes, net	$(45)	$208